Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the First Fiscal Quarter of 2017
First fiscal quarter highlights include:

•	Delivered Q1 revenue of $50.1 million, up 2.5% from the same period a year ago

•	Achieved positive operating cash flow for the fourth quarter in a row

•	Improved GAAP net loss to $5.1 million from a loss of $10.2 million in the same period a year ago

•	Increased Adjusted EBITDA by $5.3 million compared to the same period a year ago
AUSTIN, Texas, September 7, 2016 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), which is creating the world's smartest network of active shoppers, brands and retailers, reported its financial results for the first fiscal quarter ended July 31, 2016.
“The first quarter was a very good start to fiscal 2017 as we continued to experience a number of positive trends that suggest the business is turning the corner,” said Gene Austin, chief executive officer and president.  “We are well on our way to transforming Bazaarvoice from a ratings and review platform provider to a company that is creating the world’s smartest shopper network.  We have three key assets that are all now producing value: our consumer generated content expertise, our network and our shopper data.  Our mission going forward is to fully unleash that value to our clients and our shareholders.”
First Fiscal Quarter of 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $50.1 million for the first fiscal quarter of 2017, up 2.5% from the first fiscal quarter of 2016, which consisted of SaaS revenue of $47.8 million and net advertising revenue of $2.3 million.
GAAP net loss and net loss per share: GAAP net loss was $5.1 million, compared to a GAAP net loss of $10.2 million for the first fiscal quarter of 2016. GAAP net loss per share was $0.06 based upon weighted average shares outstanding of 82.2 million, compared to a loss of $0.13 for the first fiscal quarter of 2016 based upon weighted average shares outstanding of 80.2 million.
Adjusted EBITDA: During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. Adjusted EBITDA is defined as GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), restructuring charges, integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.  Our previous definition of Adjusted EBITDA excluded amortization of capitalized internal-use software development costs from adjusted depreciation and amortization and included capitalized stock-based compensation in stock-based expense. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 5 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Based on our updated definition, Adjusted EBITDA for the first fiscal quarter of 2017 was $3.9 million compared to a loss of $1.3 million for the first fiscal quarter of 2016. Based on our previous definition, Adjusted EBITDA for the first fiscal quarter of 2017 was $1.9 million compared to a loss of $3.3 million for the first fiscal quarter of 2016.
Non-GAAP net loss and net loss per share: Non-GAAP net loss was $0.2 million, compared to a non-GAAP net loss of $5.1 million for the first fiscal quarter of 2016. Non-GAAP net loss per share was $0.00 based upon weighted average shares outstanding of 82.2 million, compared to a net loss per share of $0.06 for the first fiscal quarter of 2016 based upon weighted average shares outstanding of 80.2 million.

Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the first fiscal quarter of 2017. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13642992. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through September 21, 2016 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13642992.
About Bazaarvoice
Bazaarvoice is creating the world's smartest shopper network connecting more than one-half billion consumers monthly to thousands of retailers and brands. Our network enables Bazaarvoice's clients to engage consumers online, in-store and via mobile devices with industry leading solutions that include targeted shopper advertising and authentic consumer generated content, such as ratings and reviews, curated photos, social posts and videos. For more information visit http://www.bazaarvoice.com.
Non-GAAP Financial Measures
Adjusted EBITDA discussed in this press release is defined as our GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA.

Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about driving future improvements in profitability, monetizing the Bazaarvoice network and driving revenue growth over the long term and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; changes in accounting standards; our ability to realize efficiencies and to execute on our strategic initiatives; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to attract and retain employees; our ability to maintain pricing for our products and services; our ability to manage expansion into new vertical industries; our ability to reduce our cost structure and improve operating efficiencies;  and the effects of increased competition and commoditization of products we offer, including pricing pressure, reduced profitability or loss of market share; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2016 as filed with the Securities and Exchange Commission on June 20, 2016. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-872-3612
linda.wells@bazaarvoice.com

Media Contact:
Andy North
Bazaarvoice, Inc.
512-551-6502
andy.north@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2016	April 30, 2016
Assets
Current assets:
Cash and cash equivalents	$43,508	$43,963
Short-term investments	48,298	50,682
Accounts receivable, net	38,027	39,597
Prepaid expenses and other current assets	8,990	8,415
Total current assets	138,823	142,657
Property, equipment and capitalized internal-use software development costs, net	31,420	31,649
Goodwill	139,155	139,155
Acquired intangible assets, net	9,135	9,607
Other non-current assets	4,174	5,214
Total assets	$322,707	$328,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,549	$6,110
Accrued expenses and other current liabilities	19,218	23,167
Deferred revenue	65,992	62,735
Total current liabilities	88,759	92,012
Long-term liabilities:
Revolving line of credit	42,000	42,000
Deferred revenue less current portion	2,198	2,481
Other liabilities, long-term	7,056	7,255
Total liabilities	140,013	143,748
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	441,143	437,239
Accumulated other comprehensive loss	(1,517)	(878)
Accumulated deficit	(256,940)	(251,835)
Total stockholders’ equity	182,694	184,534
Total liabilities and stockholders’ equity	$322,707	$328,282

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2016	2015
Revenue	$50,093	$48,876
Cost of revenue	18,756	19,548
Gross profit	31,337	29,328
Operating expenses:
Sales and marketing	15,304	19,166
Research and development	11,073	10,533
General and administrative	8,259	8,238
Restructuring charges	327	—
Acquisition-related and other	176	702
Amortization of acquired intangible assets	309	309
Total operating expenses	35,448	38,948
Operating loss	(4,111)	(9,620)
Other income (expense), net:
Interest income	142	77
Interest expense	(489)	(571)
Other expense	(512)	(218)
Total other expense, net	(859)	(712)
Loss before income taxes	(4,970)	(10,332)
Income tax expense (benefit)	135	(88)
Net loss	$(5,105)	$(10,244)
Net loss per share, basic and diluted	$(0.06)	$(0.13)
Basic and diluted weighted average number of shares outstanding	82,214	80,174

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,
	2016	2015
Operating activities:
Net loss	$(5,105)	$(10,244)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,578	3,644
Stock-based expense	3,944	3,935
Bad debt expense	(179)	85
Amortization of deferred financing costs	59	59
Other non-cash expense	(39)	51
Changes in operating assets and liabilities:
Accounts receivable	1,749	(1,076)
Prepaid expenses and other current assets	(507)	(48)
Other non-current assets	869	(314)
Accounts payable	(2,616)	(808)
Accrued expenses and other current liabilities	(4,442)	(4,162)
Deferred revenue	2,974	2,498
Other liabilities, long-term	(156)	4
Net cash provided by (used in) operating activities	129	(6,376)
Investing activities:
Proceeds from sale of discontinued operations	—	4,501
Purchases of property, equipment and capitalized internal-use software development costs	(2,760)	(2,929)
Purchases of short-term investments	(12,691)	(15,155)
Proceeds from maturities of short-term investments	15,010	18,172
Net cash provided by (used in) investing activities	(441)	4,589
Financing activities:
Proceeds from employee stock compensation plans	395	1,101
Net cash provided by financing activities	395	1,101
Effect of exchange rate fluctuations on cash and cash equivalents	(538)	95
Net change in cash and cash equivalents	(455)	(591)
Cash and cash equivalents at beginning of period	43,963	54,041
Cash and cash equivalents at end of period	$43,508	$53,450
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$83	$413
Capitalized stock-based compensation	$122	$114

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2016	2015
Non-GAAP net loss and net loss per share:
GAAP net loss	$(5,105)	$(10,244)
Stock-based expense (1)	3,944	3,935
Restructuring charges (3)	327	—
Amortization of acquired intangible assets	473	473
Acquisition-related and other expense	176	702
Income tax adjustment for non-GAAP items	(3)	—
Non-GAAP net loss	$(188)	$(5,134)
GAAP basic and diluted shares	82,214	80,174
Non-GAAP basic and diluted net loss per share	$0.00	$(0.06)
Adjusted EBITDA:
GAAP net loss	$(5,105)	$(10,244)
Stock-based expense (1)	3,944	3,935
Depreciation and amortization (2)	3,578	3,644
Restructuring charges (3)	327	—
Acquisition-related and other expense	176	702
Income tax expense (benefit)	135	(88)
Total other expense, net	859	712
Adjusted EBITDA	$3,914	$(1,339)

(1)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

Stock-based expense includes the following:
Cost of revenue	$344	$472
Sales and marketing	580	1,084
Research and development	1,053	643
General and administrative	1,967	1,736
Stock-based expense	$3,944	$3,935

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,592	$2,558
Sales and marketing	196	349
Research and development	231	209
General and administrative	250	220
Amortization of acquired intangible assets	309	308
Depreciation and amortization	$3,578	$3,644

(3)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics
(in thousands, except active clients and full-time employees data)
(unaudited)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2014	2015	2015	2015	2015	2016	2016	2016
Revenue (1)	$47,325	$49,562	$48,317	$48,876	$49,926	$50,255	$50,709	$50,093
Cost of revenue	17,414	17,988	18,148	19,548	19,146	18,920	19,253	18,756
Gross profit	29,911	31,574	30,169	29,328	30,780	31,335	31,456	31,337
Operating expenses:
Sales and marketing	18,931	18,020	20,427	19,166	16,502	16,113	18,027	15,304
Research and development	9,306	8,779	9,880	10,533	10,354	10,199	10,391	11,073
General and administrative	8,100	6,932	7,582	8,238	7,643	6,940	7,577	8,259
Restructuring charges	—	—	—	—	—	—	1,575	327
Acquisition-related and other expense	2,326	413	815	702	224	332	157	176
Amortization of acquired intangible assets	310	309	309	309	310	309	309	309
Total operating expenses	38,973	34,453	39,013	38,948	35,033	33,893	38,036	35,448
Operating loss	(9,062)	(2,879)	(8,844)	(9,620)	(4,253)	(2,558)	(6,580)	(4,111)
Total other expense, net	(588)	(920)	(521)	(712)	(475)	(719)	(384)	(859)
Loss before income taxes	(9,650)	(3,799)	(9,365)	(10,332)	(4,728)	(3,277)	(6,964)	(4,970)
Income tax expense (benefit)	258	324	(540)	(88)	124	(163)	165	135
Net loss	$(9,908)	$(4,123)	$(8,825)	$(10,244)	$(4,852)	$(3,114)	$(7,129)	$(5,105)
Stock-based expense (2)	$3,255	$3,015	$3,020	$3,935	$3,787	$3,762	$3,602	$3,944
Depreciation and amortization (3)	3,241	3,117	3,284	3,644	3,335	3,512	3,549	3,578
Restructuring charges (4)	—	—	—	—	—	—	1,575	327
Acquisition-related and other expense	2,326	413	815	702	224	332	157	176
Income tax expense (benefit)	258	324	(540)	(88)	124	(163)	165	135
Total other expense, net	588	920	521	712	475	719	384	859
Adjusted EBITDA (5)	$(240)	$3,666	$(1,725)	$(1,339)	$3,093	$5,048	$2,303	$3,914
Number of active clients (at period end) (6)	1,243	1,292	1,331	1,337	1,360	1,383	1,399	1,397
Full-time employees (at period end)	814	825	826	834	855	817	756	766
(1)

Revenue includes the following:
SaaS	$45,199	$46,429	$46,173	$46,830	$47,671	$47,884	$49,108	$47,799
Advertising	2,126	3,133	2,144	2,046	2,255	2,371	1,601	2,294
Revenue	$47,325	$49,562	$48,317	$48,876	$49,926	$50,255	$50,709	$50,093

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2014	2015	2015	2015	2015	2016	2016	2016
Stock-based expense includes the following:
Cost of revenue	$458	$451	$294	$472	$607	$585	$503	$344
Sales and marketing	1,162	867	950	1,084	643	686	543	580
Research and development	434	600	614	643	798	786	769	1,053
General and administrative	1,201	1,097	1,162	1,736	1,739	1,705	1,787	1,967
Stock-based expense	$3,255	$3,015	$3,020	$3,935	$3,787	$3,762	$3,602	$3,944

(3)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,124	$2,189	$2,340	$2,558	$2,481	$2,559	$2,593	$2,592
Sales and marketing	303	221	220	349	197	210	201	196
Research and development	242	164	181	209	175	228	227	231
General and administrative	262	234	234	220	171	206	219	250
Amortization of acquired intangible assets	310	309	309	308	311	309	309	309
Depreciation and amortization	$3,241	$3,117	$3,284	$3,644	$3,335	$3,512	$3,549	$3,578

(4) In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

(5)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization and excludes capitalized stock-based compensation related to internal-use software from stock-based expense. The following table presents a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under the updated definition:

Adjusted EBITDA, previous definition	$(1,795)	$1,962	$(3,567)	$(3,269)	$1,135	$3,075	$277	$1,874
Add: Amortization of capitalized internal-use software development costs	1,643	1,789	1,935	2,044	2,080	2,103	2,148	2,162
Less: Capitalized portion of stock-based compensation	(88)	(85)	(93)	(114)	(122)	(130)	(122)	(122)
Adjusted EBITDA, current definition	$(240)	$3,666	$(1,725)	$(1,339)	$3,093	$5,048	$2,303	$3,914

(6)
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.

All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.